                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         RESOURCE ASSET INVESTMENT TRUST
             (Exact name of registrant as specified in its charter)

                                    Maryland
         (State or other jurisdiction of incorporation or organization)

                                   23-2919819
                      (I.R.S. Employer Identification No.)

       1845 Walnut Street, Philadelphia, Pennsylvania 19103 (215-861-7900) (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ellen J. DiStefano, 1845 Walnut Street, Philadelphia, Pennsylvania 19103 (215-861-7900) (Name, address, including zip code, and telephone number, including area code, of Administrator for service)

                                   Copies to:

                            J. Baur Whittlesey, Esq.
                            Ledgewood Law Firm, P.C.
                               1521 Locust Street
                             Philadelphia, PA 19102
                                 (215) 735-0663

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                   CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
   Title of each class                                   Proposed              Proposed maximum
   of securities to be           Amount to be        maximum offering         aggregate offering            Amount of
       registered                 registered         price per unit(1)               price              registration fee
----------------------------------------------------------------------------------------------------------------------------
Common Shares                     500,000                 $11.44                  $5,720,000                $1,590.16
----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices reported on the American Stock Exchange on May 10, 1999.

                                                                          [LOGO]

PROSPECTUS

                         RESOURCE ASSET INVESTMENT TRUST

                           Dividend Reinvestment Plan
     500,000 Common Shares of Beneficial Interest, $0.01 par value per share

         We have established a Dividend Reinvestment Plan (the "Plan") to promote long-term ownership in Resource Asset Investment Trust ("RAIT") by offering Plan participants the opportunity to purchase common shares of beneficial interest ("common shares") through reinvestment of dividends. The principal advantage of participation in the Plan is that you can acquire common shares without paying any service fees, brokerage commissions or other charges.

         In order to fulfill its requirements, the Plan will purchase common shares in the open market or from us. If the Plan purchases open market shares, the price of the shares to Plan participants will be the weighted average price of all shares purchased with respect to the relevant dividend reinvestment date. The price of shares purchased from us will be the average of the daily high and low sales prices for the shares on AMEX for the three business days preceding the date the shares are purchased. However, whether the Plan purchases common shares in the open market or from us, the price of the shares to Plan participants will not be less than 95%, nor more than 100%, of the closing price of the shares on the dividend payment date.

         You may join the Plan by delivering a signed enrollment form to American Stock Transfer & Trust Company, the administrator of the Plan (the "Administrator"). An enrollment form has been sent to you with this prospectus. Additional enrollment forms can be obtained by calling or writing the Administrator or us. Participation in the Plan is strictly voluntary. At any time, you may terminate your account and withdraw your common shares from the Plan, subject to the terms outlined in this prospectus.

         This prospectus relates up to 500,000 common shares offered for purchase under the Plan. Please read the prospectus carefully and its description of the Plan before you decide to join the Plan. You should keep this prospectus for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is May 14, 1999.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we filed with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov.

         You may also read and copy this information at the National Association of Securities Dealers, Inc., 1735 K Street, N.W. Washington, D.C. 20006.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to documents we have filed with the SEC which are not included in this prospectus. The information incorporated by reference is considered part of this prospectus, and later information that we file with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made with the SEC under
Section 12(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (such as Form 10-Q Quarterly Reports, Form 8-K Current Reports and proxy materials).

         o  Annual Report on Form 10-K for the year ended December 31, 1998; and

         o The description of our common shares on Form 8-A, including any amendment or report filed for the purpose of updating this description.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                         Resource Asset Investment Trust
                            ATTN: Ellen J. DiStefano,
                   Vice President and Chief Financial Officer
                          1845 Walnut Street; 10th Flr.
                        Philadelphia, Pennsylvania 19103
                                 (215) 861-7900

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

         The statements that we make in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to the copy of that document, which is filed as an exhibit to the registration statement. You can obtain copies of these documents from the SEC or from us, as described above.

                                  OUR BUSINESS

         We are a real estate investment trust, a "REIT," that has three principal business activities:

         o  We make mortgage loans directly to borrowers.

         o  We acquire mortgage loans from others.

         o  We acquire real properties or interests in real properties.

         We seek to generate income for distribution to our shareholders from a combination of interest, rents, distributions in respect of rents (where we own an equity interest in the owner of the underlying real estate), proceeds from appreciation interests (see below) and proceeds from the sale of portfolio investments.

         Direct Lending. We make real estate loans directly to borrowers whose financing needs do not conform to the criteria established by institutional lenders and lenders which provide funds through securitization of loans. We attempt to adapt the terms of our direct loans to meet the particular needs of a borrower. To meet these needs, we use a variety of techniques, such as staged payments, event specific loan advances, different rates of interest payment and accrual and deferred (or "balloon") principal payments.

         Our direct loans will typically have some or all of the following characteristics:

         o  The funds provided by us will be between $1 million and $10 million.

         o The loans will be subordinated (or "mezzanine") financing secured by junior mortgage liens on real property, including "wraparound" loans (that is, loans whose principal amount includes, and is increased by, the principal amount of all loans held by senior lenders).

         o The real property securing the loans will be office, apartment or other commercial buildings.


         We attempt to include "participation" or "appreciation interest" provisions in our loans. These provisions require a borrower to pay us a percentage of any increase in the value of a property securing one of our loans over the value of the property at the time the loan is made or over a value agreed upon by us and the borrower. Alternatively, in some cases, these provisions may require payment of a percentage of the increase in a property's revenues over a stated revenue level (usually the level at the time the loan is made). The measurement period typically ends at loan repayment. We attempt to obtain appreciation interests at a rate of 25% or greater.

         We do not impose limitations on the types of direct loans we make. As a result, our loans may not have the characteristics described in this section. For example, we may make loans that are first lien loans, that are not wraparound loans, that require investments of less than $1 million or greater than $10 million or that either do not have participation features or have participation rates substantially greater or less than 25%. We may also make loans that are secured by indirect interests in real property. For example, we may make a loan secured in part by equity interests in a partnership which owns the property.

         Mezzanine loans (including wraparound loans) offer the potential for higher yields than those ordinarily obtained in senior lien financing (and, in the case of wraparound loans, the possibility of increasing yields as the principal amounts of senior loans are amortized). However, such loans carry greater credit risk, including a substantially greater risk that the borrowers will not repay interest or principal, than senior lien financing.

         Loan Acquisition. We also acquire existing real property loans held by banks, other institutional lenders or third-party investors. These loans will generally require the same investment and involve the same kinds of underlying properties and risks as our direct loans. We emphasize acquiring loans where the acquisition price is less than both the outstanding balance of the loan and the appraised value of the property underlying the loan. These discounts result from past and current loan defaults by the borrower due to lack of a strong operating history for the property underlying the loan, historical credit or cash flow problems of the borrower or the underlying property, complex ownership structures or other factors. We do not acquire discounted loans unless material steps have been taken by the borrower, the previous owner of the loan or others to resolve the past problems.

         Property Ownership. We also acquire real property either directly or indirectly through ownership of an interest in an entity that itself owns a real property. These acquisitions will generally require the same amount of investment as our loans and will involve the same kinds of properties. We acquire properties to address the financial needs and tax situations of borrowers in situations where debt financing may not be appropriate, or to assist us in meeting federal income tax requirements pertaining to REITs.

                               SUMMARY OF THE PLAN

Participation                          Existing RAIT shareholders can participate by
                                       submitting a completed enrollment form. If your common shares are held in a brokerage account, you may participate directly by registering some or all of your shares in your name.
                                       Alternatively, you can enroll your shares through your broker.

Reinvestment of Dividends              You can reinvest all or a portion of your cash dividends
                                       toward the purchase of additional common shares without
                                       paying trading fees.

Full Investment                        Full investment of your dividends is possible because you
                                       will be credited with both whole and fractional common
                                       shares. RAIT pays dividends on both whole and fractional
                                       common shares.

Safekeeping of Certificates            You can deposit your common share certificates with American
                                       Stock Transfer & Trust Company, the administrator of the
                                       Plan, for safekeeping at no cost to you. A certificate for your common shares will be sent to you, free of charge, upon request. However, certificates for fractional shares will not be issued.

Gifts or Transfers of Common Shares    You can give or transfer your common shares to others.

Sell Common Shares Conveniently        If you choose to sell the common shares held in your Plan
                                       account, you will generally pay fees lower than those
                                       typically charged by full service brokers. You may also
                                       transfer your shares to your own brokerage account.

Tracking Your Account                  You will receive a quarterly statement showing all
                                       transactions (number of shares, amount invested, purchase
                                       price) for your account including year-to-date and other
                                       account information.

Inquiries                              For information about the Plan, contact American Stock
                                       Transfer & Trust Company, Attn: Dividend Reinvestment, 40
                                       Wall Street, New York, NY 10005; telephone: 1-800-278-4353.

Plan Service Fees                      Enrollment fee:               No charge
                                       Reinvestment of dividends:    No charge
                                       Sale of common shares:
                                             Transaction fee:        $15.00
                                             Trading fee:            $.04 per share
                                       Gift or transfer of
                                         common shares:              No charge
                                       Safekeeping of certificates:  No charge
                                       Certificate issuance:         No charge
                                       Duplicate statements:         No charge

                                    THE PLAN

         The following questions and answers constitute the Plan.

PARTICIPATION

1.  Who is eligible to participate in the Plan?

    You are eligible to participate in the Plan if you currently own RAIT common shares and meet the requirements outlined below. If you live outside the U.S., you should first determine if there are any governmental regulations that would prohibit your participation in the Plan.

    o If your RAIT common shares are registered in your name, you may join the Plan by returning a completed enrollment form to American Stock Transfer & Trust Company, the Plan administrator. If your common shares are registered in more than one name (such as joint tenants, trustees, etc.), all registered holders must sign the enrollment form.

    o If your common shares are held in a brokerage, bank or other intermediary account, and you wish to participate directly in the Plan, you should ask your broker, bank or trustee to register some or all of your common shares directly in your name. You can then join the Plan by returning a completed enrollment form to American Stock Transfer & Trust Company. Alternatively, your common shares can be enrolled through your broker. Contact your broker directly to obtain details.

    Your Plan account will be composed of:

    o  Common shares you hold in certificated form.

    o Common shares held by the Administrator in book entry form on your behalf, which will include:

        [ ] Common shares you deposit with the Administrator for safekeeping
            (see Question 13 below).

        [ ] Common shares purchased with your reinvested dividends (see
            Question 12 below).

2.  When can I join the Plan?

    You can join the Plan at any time. The Administrator will use reinvested dividends to purchase common shares on a quarterly basis. Purchases may be made over a number of days to meet the requirements of the Plan.

3.  What are the advantages of participation in the Plan?

    o You will not pay any service fees, brokerage commissions or other charges in connection with purchases of common shares under the Plan.

    o Funds in the Plan are fully invested through the purchase of fractions of common shares, as well as full common shares. Proportionate cash dividends on fractions of common shares are used to purchase additional common shares.

    o The Plan offers a "share safekeeping" service under which you may deposit your common share certificates with the Administrator who will maintain your common shares on its records as part of its Plan accounts. You will not be charged a fee for this service.

4.  What are the disadvantages of participation in the Plan?

    o You will be treated for federal income tax purposes as having received a dividend on the dividend payment date. These dividends may give rise to a tax payment obligation without providing you with immediate cash to pay such tax when it becomes due. See "Tax Consequences" below.

    o You will not be able to control the specific timing of purchases and sales of common shares under the Plan, and thus will not be able to control the price of common shares purchased or sold on your behalf.

    o No interest will be paid by us or the Administrator on any cash amounts held in a Plan account, including dividends held pending investment and, where a participant has elected partial dividend reinvestment, the amount of any cash dividend being paid out to him or her.

5.  Do I have to invest all my dividends under the Plan?

    No. The Plan provides two investment options:

    o Full Dividend Reinvestment: The Administrator will apply cash dividends on all common shares held in your Plan account (that is, all shares held by you in certificated form and all shares held for you in book entry form by the Administrator; see Question 1 above) toward the purchase of additional common shares.

    o Partial Dividend Reinvestment: The Administrator will apply cash dividends on a specified number of common shares held by you in certificated form, and all cash dividends on common shares held for you in book entry form by the Administrator, toward the purchase of additional common shares.

DIVIDEND REINVESTMENT

6. When will dividends be reinvested toward the purchase of additional common shares?

    The timing of purchases for the Plan will depend on whether we have decided to purchase newly issued common shares or to purchase common shares in the open market (or a combination of newly issued and open market shares). Newly issued shares will be purchased on the first business day after each dividend payment date. Open market purchases will generally begin on the first business day after the dividend payment date and continue for two to five business days (but up to 30 days) after the dividend payment date.

7.  How and when can I change the amount of dividends to be reinvested?

    You may change your dividend reinvestment instructions at any time by submitting a newly executed enrollment form to the Administrator or by writing to the Administrator. The Administrator must receive written instructions changing the number of common shares with respect to which it is authorized to reinvest dividends before the record date for payment of the dividend. The record date for the payment of dividends is usually approximately 10 days before the dividend payment date. We will publicly announce both the record date and the dividend payment date.

PURCHASING COMMON SHARES THROUGH THE PLAN

8.  What is the source of common shares to be purchased under the Plan?

    RAIT common shares used to meet the Plan's requirements will either be purchased in the open market by the Administrator or issued directly by us from unissued shares or treasury shares. We intend to use the proceeds from any newly issued shares or treasury shares for general business purposes.

9.  What is the price of common shares purchased under the Plan?

    o Shares purchased from RAIT: If the common shares are purchased from RAIT, the price of those shares will be the average of the daily high and low sales prices of common shares on AMEX (or any other securities exchange on which the common shares are then traded) for the 3 business days preceding the date the shares are purchased.

    o Shares purchased in the open market: If common shares are purchased on the open market, the price of those shares will be the weighted average price of all shares purchased for the Plan over the period of days the purchases are made.

    However, whether the Plan purchases common shares in the open market or from us, the price of the shares to Plan participants will not be less than 95%, nor more than 100%, of the closing price of the shares on the dividend payment date. Your account will be credited with the number of shares, including fractions calculated to three decimal places, equal to your total funds available for investment divided by the per share purchase price.

10. What costs are associated with investments in the Plan?

    We will pay all costs of administration of the Plan. We will also pay all brokerage commissions incurred for open market purchases made by the Plan. (Your pro rata portion of these fees will be reported to you as taxable income. See "Tax Consequences" below.)

SELLING COMMON SHARES THROUGH THE PLAN

11. How can I sell my shares held in the Plan?

    You can sell any number of common shares held in your Plan account by notifying the Administrator. The written notification to the Administrator must include the number of common shares that are to be sold. Any request that does not clearly indicate the number of shares to be sold will be returned to you with no action taken. Sales will be made by the Administrator at least weekly, but may be made more frequently if volume dictates. The sale price for shares sold will be the weighted average price of shares sold during that period. You will receive the proceeds of the sale, less a $15.00 transaction charge, $.04 per share trading fee and any required tax withholdings.

    You can choose to sell your shares through a stockbroker of your choice, in which case you should ask the Administrator to issue you a certificate for the shares you wish to sell.

    Neither you nor we will have the authority or power to control the timing or pricing of common shares sold or the selection of the broker/dealer making the sale. Therefore, you will not be able to precisely time sales and will bear the market risk associated with fluctuations in the price of the common shares.

CUSTODIAL SERVICE AND SHARE SAFEKEEPING

12. How does the custodial service work?

    All common shares that you buy under the Plan will be maintained in your Plan account for safekeeping in book entry form. You will receive a periodic statement detailing the status of your holdings. See "Plan Administration" below.

13. How does the share safekeeping service work?

    You may use the Plan's share safekeeping service to deposit any common share certificates in your possession with the Administrator. You will not be charged a fee for this service. Common shares deposited will be transferred into the name of the Administrator or its nominee and credited to your account under the Plan.

    By using the Plan's share safekeeping service, you no longer bear the risk associated with loss, theft or destruction of share certificates. Also, because common shares deposited with the Administrator are treated in the same manner as common shares purchased through the Plan, they may be transferred or sold through the Plan in a convenient and efficient manner. Dividends on all shares deposited for safekeeping will be reinvested in common shares.

    To use the safekeeping service, send your certificates to the Administrator, by registered, insured mail, with written instructions to deposit them in safekeeping to the Administrator. The certificates should not be endorsed and the assignment section should not be completed.

GIFTS OR TRANSFERS OF COMMON SHARES

14. Can I transfer or give common shares held in the Plan?

    You can give or transfer common shares to anyone you choose by transferring shares from your account to the recipient. Transfers must be made in whole shares unless you transfer your entire account. Shares can be transferred to new or existing RAIT shareholders. You can make a transfer by sending a written request to the Administrator, together with an executed share assignment (stock power). In order to ensure that the individual signing the authorization papers or certificate(s) is in fact the registered owner, your signature must be guaranteed by a commercial bank or broker.

    All new accounts opened will automatically be enrolled as full dividend reinvestment accounts; the recipient may change the reinvestment election at his or her discretion.

ISSUANCE OF CERTIFICATES/PARTIAL WITHDRAWALS

15. Will certificates be issued for common shares purchased?

    Certificates for common shares purchased by the Plan will not be issued unless a written request is made to the Administrator. This service protects against loss, theft or destruction of certificates.

16. How do I request a certificate issuance?

    You may request a share certificate for any or all of the whole common shares held in your Plan account by contacting the Administrator in writing. Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check (less any applicable fees) for the value of the fractional share will be mailed to you. There is no charge for certificate issuances.

    Certificates will be issued in the name(s) in which the account is maintained, unless otherwise instructed in writing. If a certificate is to be issued in another name, you must provide the Administrator with signed written instructions (with signature(s) guaranteed by a commercial banker or broker).

    Issuance of a certificate for common shares constitutes a withdrawal of those common shares from your Plan account. If you selected the full dividend reinvestment option, dividends on those shares will not be reinvested under the Plan.

TERMINATIONS

17. How do I terminate my Plan account?

    You may terminate your Plan account by so notifying the Administrator in writing. After receipt of a notice of termination, dividends with respect to the withdrawn common shares will be sent to you in the usual manner. You may re-enroll in the Plan at any time.

18. When will a termination notice be effective?

    A termination notice will be effective upon receipt by the Administrator, providing the notice is received at least two business days prior to the record date for a dividend. If a termination notice is not timely received by the Administrator, your termination will be effective the day after the dividend payment date.

19. How are shares distributed upon termination?

    You will receive a certificate for all whole common shares held in your Plan account. Alternatively, you may request in the termination notice that some or all of the common shares be sold. Any fractional shares will be converted to cash at a price equal to the then current market price at which common shares are sold in the open market on the date of that conversion.

TAX CONSEQUENCES

20. What are the U.S. federal income tax consequences of participation in the Plan?

    The following is a summary of the general U.S. federal income tax consequences for individuals participating in the Plan. This summary is not a comprehensive summary of all the U.S. federal income tax considerations that may be relevant to a participant in the Plan. Therefore, you are urged to consult your tax adviser regarding the consequences of participation in the Plan, including state income tax consequences.

    o Reinvested Dividends and Plan Expenses: Cash distributions reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. In addition, your proportionate amount of brokerage commissions paid by us in connection with open market purchases of common shares will be treated as an additional distribution You will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the IRS as dividend income. This statement will also report as taxable income any trading fees paid by us on your behalf for purchases of common shares. You should not be treated as receiving an additional taxable distribution relating to your pro rata share of those fees of the Administrator or other costs of administering the Plan which we pay. There is no assurance, however, that the IRS will concur with this position. We do not currently intend to seek formal advice from the IRS on this issue.

    o Transfer of Common Shares: You will not realize gain or loss for U.S. federal income tax purposes upon the transfer of common shares to the Plan or the withdrawal of those shares from the Plan. You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

    o Withholding: Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on common shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with U.S. Treasury regulations. Any applicable withholding tax may be determined by treaty between the U.S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of applicable withholding tax, will be credited to Plan accounts.

PLAN ADMINISTRATION

21. How will the Plan be administered?

    American Stock Transfer & Trust Company, our Administrator, or a successor selected by us, will administer the Plan, keep records, send statements of account to participants, answer questions and perform other duties related to the Plan.

22. Whom should I contact for answers to questions regarding the Plan?

    All inquiries regarding the Plan should be sent to:

                     American Stock Transfer & Trust Company
                           Attn: Dividend Reinvestment
                                 40 Wall Street
                               New York, NY 10005
                            Telephone: 1-800-278-4353

23. What kind of reports will I receive?

    A statement of account will be sent by the Administrator as soon as practicable after each purchase for your account. These statements should be retained to establish the cost basis for income tax and other purposes of shares purchased under the Plan. You will also receive prompt written confirmation of any sales you request the Administrator to make.

    In addition, you will receive all communications sent to our other shareholders, including any annual and quarterly reports to shareholders, proxy statements and dividend income information for tax reporting purposes.

24. What are the liabilities of the Administrator and you under the Plan?

    In administering the Plan, we and the Administrator (and any of our respective agents, employees, officers, directors, trustees or subcontractors) will not be liable for any act done in good faith or for any good faith omission to act. This includes any claim of liability as follows:

    o arising with respect to the prices or times at which common shares are purchased or sold for your Plan account; or

    o arising from any fluctuation in the market value after purchase or sale of shares; or

    o arising out of failure to terminate your account upon your death before receiving written notice of your death.

    We and the Administrator (and all of our respective agents, employees, officers, directors, trustees or subcontractors) will not have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan. We specifically disclaim any responsibility for any of the Administrator's actions or inactions in connection with the administration of the Plan. The foregoing does not represent a waiver of any rights you may have under applicable securities laws.

    Neither we nor the Administrator can assure you a profit or protect you against a loss on the common shares you purchase under the Plan.

ADDITIONAL INFORMATION

25. Can I pledge or assign common shares held in the Plan?

    Except for transfers described above, shares held in the Plan may not be pledged or assigned, and any purported pledge or assignment will be void. Accordingly, if you wish to pledge or assign common shares, you must request that a certificate for the shares be issued in your name. We will not issue certificates for fractional shares.

26. How will common shares held in the Plan be voted at shareholders' meetings?

    You will be sent proxy materials including a proxy card representing both the shares for which you hold certificates and the shares, full and fractional, in your Plan account. The proxy will be voted as indicated by you. If the proxy card is not returned or if it is returned unsigned, none of your shares will be voted.

27. What happens if you issue a common share dividend, declare a common share split or have a common share rights offering?

    Any dividends in common shares or split shares we distribute on common shares held in the Plan will be added to your account. Common share dividends or split shares distributed on common shares held outside the Plan will also be credited to your account, unless you instruct the Administrator otherwise.

    In the event of a rights offering, you will receive rights based upon the total number of whole common shares owned, that is, the total number of common shares standing in your name both in the Plan and outside the Plan.

28. What happens if reinvestment of my distributions would cause me or any other person to exceed the Ownership Limitation set forth in your Declaration of Trust, or would otherwise violate the Declaration of Trust?

    Our Declaration of Trust limits the actual and constructive ownership of common shares by any one person to 8.3% of the outstanding shares, with certain exceptions (the "Ownership Limitation"). To the extent any transfer of common shares or reinvestment of dividends elected by a shareholder would cause that shareholder or any other person to exceed the Ownership Limitation or otherwise violate the Declaration of Trust, the transfer or reinvestment will be void. Instead, that shareholder will be entitled to receive cash distributions (without interest) in lieu of the reinvestment.

29. May the Plan be changed or discontinued?

    We may amend, suspend or terminate the Plan at any time. You will receive notice of any such amendment, suspension or termination. You will be deemed to have accepted any such change to the Plan unless you terminate your Plan account. Any amendment to the Plan may include an appointment of a successor Administrator in place of the current Administrator under the terms and conditions set forth in the Plan. In such event, we are authorized to pay to that successor all dividends and distributions payable on common shares held by you under the Plan for application by the successor as provided in the Plan. Any change to the Plan will not have any retroactive effect that would prejudice the interests of the Plan participants.

    In addition, we reserve the right to terminate your participation in the Plan for any reason after written notice in advance mailed to the address appearing on the Administrator's records.

30. What happens to my common shares if the Plan is discontinued or my account is terminated?

    In the event of termination of the Plan, you will receive certificates for whole common shares held by you together with a check for the value of any fractional shares, based on the current market price at which of the common shares are sold in the open market on the date of termination of the Plan.

31. What happens if I die or become incompetent?

    Participation in the Plan will be immediately terminated if the Administrator receives written notice of your death or adjudicated incompetency, together with satisfactory supporting documentation of the appointment of a legal representative, at least five business days before the next share purchase date. Otherwise, common shares will be purchased for you with the related cash dividend and participation in the Plan will terminate.

32. What law governs the Plan?

    The terms and conditions of the Plan and its operation will be governed by the internal laws of the Commonwealth of Pennsylvania, without regard to otherwise applicable principles of conflicts of law.

33. How is the Plan to be interpreted?

    We will determine any question of interpretation arising under the Plan and any such determination will be final.

                                     EXPERTS

         Our consolidated financial statements and related financial statement schedules as of December 31, 1998 and for the year ended December 31, 1998 and for the period from August 20, 1997 (date of inception) through December 31, 1997, incorporated by reference in this prospectus, having been audited by Grant Thorton LLP, independent certified public accountants, whose report thereon appears therein, and in reliance upon such report of Grant Thorton LLP, given upon the authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for RAIT by Ledgewood Law Firm, P.C.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         All of the expenses set forth below, except the SEC registration fee, are estimated.

         SEC registration fee                                         $ 1,590.16
         Printing and engraving expenses                                7,500.00
         Accounting fees and expenses                                   5,000.00
         Legal fees and expenses                                       12,000.00
         Administrator fees                                             5,000.00
         Miscellaneous                                                  5,000.00
                                                                       ---------

                  Total                                               $36,090.16

------------
All of the above are estimated, except the SEC registration fee.

Item 15. Indemnification of Directors and Officers

         Maryland law permits a Maryland REIT to include in its trust agreement a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of Resource Asset Investment Trust (the "Company") contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

         The Declaration of Trust of the Company authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former trustee or officers or (2) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprises from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former trustee or officer of the Company. The Declaration of Trust of the Company obligates the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (2) any individual who, while a trustee of the Company and at the request of the individual who, while a trustee of the Company and at the request of the Company, serves or has served as an officer, director, trustee, partner or otherwise in another corporation, partnership, joint venture, trust, employee benefit plan or other enterprises and who is made a party to the proceeding by reason of his service in that capacity.

          Maryland law requires a REIT (unless its trust agreement provides otherwise, which the Company's Declaration of Trust does not) to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a REIT to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) the trustee or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland REIT may not indemnify for an adverse judgment in a suit by or in the right of the trust or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law requires the Company, as a condition to advancing expenses, to obtain (1) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (2) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

          In addition, the Company has entered into Indemnity Agreements with its officers and trustees.

Item 16. Exhibits

         (a) Exhibits

          Exhibit
          Number

          *4.1 -- Declaration of Trust, as amended, of Resource Asset Investment
                  Trust
          *4.2 -- Bylaws, as amended, of Resource Asset Investment Trust
          *4.3 -- Form of specimen certificate representing common shares
           5   -- Opinion regarding validity of securities being registered
           8   -- Opinion regarding tax matters
          23.1 -- Consent of Grant Thornton LLP
          23.2 -- Consent of Ledgewood Law Firm, P.C. (included in Exhibits 5 and 8)
          24   -- Power of Attorney (included on signature page)
          99   -- Enrollment Form

----------------
         *Incorporated herein by reference to Resource Asset Investment Trust's Registration Statement on Form S-11 (File No. 333-35077), as amended.

Item 17. Undertakings

         The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant also hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 13th day of May, 1999.

                                                 RESOURCE ASSET INVESTMENT TRUST


                                                 By: /s/ Betsy Z. Cohen
                                                    ----------------------------
                                                     Betsy Z. Cohen
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Betsy Z. Cohen, Jay Eisner and Ellen J. DiStefano, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or of his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Betsy Z. Cohen                                   Chairman, Chief Executive              May 13, 1999
-----------------------------------                  Officer and Trustee
Betsy Z. Cohen                                       (Principal Executive Officer)


/s/ Jay J. Eisner                                    President and Chief Operating          May 13, 1999
-----------------------------------                  Officer
Jay J. Eisner


/s/ Ellen J. DiStefano                               Vice President and Chief               May 13, 1999
-----------------------------------                  Financial Officer
Ellen J. DiStefano


/s/ Jonathan Z. Cohen                                Trustee                                May 13, 1999
-----------------------------------
Jonathan Z. Cohen


/s/ Joel R. Mesznik                                  Trustee                                May 13, 1999
-----------------------------------
Joel R. Mesznik


/s/ Daniel Promislo                                  Trustee                                May 13, 1999
-----------------------------------
Daniel Promislo



/s/ Jack L. Wolgin                                   Trustee                                May 13, 1999
-----------------------------------
Jack L. Wolgin


                                                                       Exhibit 5






                                                              May 14, 1999



Resource Asset Investment Trust
1845 Walnut Street
Philadelphia, PA  19103

         Re: Resource Asset Investment Trust Dividend Reinvestment Plan
             Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for Resource Asset Investment Trust (the "Company") in connection with (i) the proposed issuance by the Company from time to time of up to 500,000 additional common shares (the "Common Shares") under the Resource Asset Investment Trust Dividend Reinvestment Plan (the "Plan"),
(ii) the preparation of the Section 10(a) prospectus for the Plan and (iii) the preparation of the Company's Registration Statement on Form S-3 with respect to the Common Shares (the "Registration Statement"), to be filed with the Securities and Exchange Commission and with which this opinion is to be filed as an exhibit. This opinion is being furnished pursuant to the requirements of Form S-3 and Item 601 of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In furnishing this opinion, we have examined the Registration Statement, the prospectus for the Plan and such other documents, corporate and other records of the Company, and certificates of public officials and officers of the Company as we have deemed necessary or appropriate to provide a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company has been duly formed and is validly existing as a business trust under the laws of the State of Maryland;

         2. The Registration Statement has been duly authorized by all necessary action on the part of the Company; and

         3. The Common Shares, when issued and delivered as contemplated by the Plan and the Registration Statement, will be duly authorized, validly issued, fully paid and non assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Ledgewood Law Firm, P.C. under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                    Very truly yours,

                                                    /s/ Ledgewood Law Firm, P.C.

                                                    LEDGEWOOD LAW FIRM, P.C.

                                                                       Exhibit 8





                                                     May 14, 1999



Resource Asset Investment Trust
1845 Walnut Street, 10th Floor
Philadelphia, PA  19103

Ladies and Gentlemen:

         We have acted as counsel to Resource Asset Investment Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a Form S-3 registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission, with respect to the offering and sale (the "Offering") of up to 500,000 common shares of beneficial interest, par value $.0.01 per share of the Company (the "Common Shares"). You have requested our opinion regarding certain U.S. federal income tax matters in connection with the Offering.

         In giving this opinion letter, we have examined the following:

         1. The Company's Declaration of Trust, as duly filed with the Secretary of the State of the State of Maryland on August 14, 1997;

         2. The Company's Restated and Amended Declaration of Trust, as duly filed with the Secretary of State of the State of Maryland on November 19, 1997 and as amended by the Articles of Amendment and Restated Declaration of Trust, duly filed with the Secretary of State of the State of Maryland on January 7, 1998;

         3. The Company's Bylaws;

         4. The Registration Statement, including the prospectus contained as part of the Registration Statement (the "Prospectus"); and

         5. Such other documents as we have deemed necessary or appropriate for purposes of this opinion.

         In connection with the opinions rendered below, we have assumed that each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy, and has not been amended.

         Based on the documents and assumptions set forth above, and the discussion in the Prospectus under the caption "Tax Consequences" (which is incorporated herein by reference), we are of the opinion that the descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Tax Consequences" are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a purchaser of Common Shares in the Offering.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Ledgewood Law Firm, P.C. under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

         The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter.

                                                    Very truly yours,

                                                    /s/ Ledgewood Law Firm, P.C.

                                                    LEDGEWOOD LAW FIRM, P.C.

                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated January 25, 1999 accompanying the consolidated financial statements of Resource Asset Investment Trust and subsidiaries appearing in the 1998 Annual Report of the Trust to its shareholders and included in the Annual Report on Form 10-K for the year ended December 31, 1998 which are incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts."




/s/ Grant Thornton LLP
----------------------------

Philadelphia, Pennsylvania
May 14, 1999

                                   EXHIBIT 99

                         RESOURCE ASSET INVESTMENT TRUST

                     Dividend Reinvestment Plan (the "Plan")
                                 Enrollment Form

Please print all items except signatures. QUESTIONS? Call American Stock Transfer & Trust Company (the "Administrator") toll-free at 1-800-278-4353. Mail your completed Enrollment Form in the courtesy envelope provided.

If your common shares are being held by your broker and you wish to participate in the Plan directly, ask your broker to register some or all of your common shares in your name. Alternatively, your common shares can be enrolled through your broker. Contact your broker for details.

A. YOUR MAILING ADDRESS

Please provide your mailing address below. We must have a complete address to process your enrollment.


________________________________________________________________________________
First Name                 M.I.                       Last Name

________________________________________________________________________________
Address                                               Apartment Number

________________________________________________________________________________
City                       State      Zip Code        Country

         Please provide your day and evening phone numbers to assist us in processing your enrollment.

Daytime Phone:  (   )________

Evening Phone:  (   )________

B. INVESTMENT OPTION

You may choose to reinvest all, part or none of the dividends paid on common shares held by you outside the Plan. Please check one of the following boxes and provide the requested information.

[ ] FULL DIVIDEND REINVESTMENT: The Administrator will apply cash dividends on all common shares held in your Plan account toward the purchase of additional common shares.

[ ] PARTIAL DIVIDEND REINVESTMENT: The Administrator will apply cash dividends on the following whole number of common shares held by you in certificated form, and cash dividends on common shares held for you in book entry form by the Administrator, toward the purchase of additional common shares:

      ______ common shares.

C. YOUR ACCOUNT REGISTRATION                                Please Print Clearly

[ ] INDIVIDUAL OR JOINT. Joint accounts will be presumed to be joint tenants unless restricted by applicable state law or otherwise indicated. Only one Social Security number is required for tax reporting.

________________________________________________________________________________
Owner's First Name                     M.I.           Last Name

________________________________________________________________________________
Owner's Social Security No.

________________________________________________________________________________
Joint Owner's First Name               M.I.           Last Name

[ ] CUSTODIAL. A minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts/Transfers to Minors Act in the minor's state of residence.


________________________________________________________________________________
Custodian's First Name                 M.I.           Last Name

________________________________________________________________________________
Minor's First Name                     M.I.           Last Name

________________________________________________________________________________
Minor's Social Security No.                           Minor's State of Residence

[ ] TRUST. Account is established in accordance with provisions of trust agreement.

________________________________________________________________________________
Trustee Name                Name of Trust             Trust Date


________________________________________________________________________________
Tax ID No.                                            Beneficiary

[ ] CORPORATION, PARTNERSHIP or OTHER ENTITY.


________________________________________________________________________________
Business Name                                         Tax ID No.

PLEASE BE SURE TO COMPLETE AND SIGN THIS FORM.

D. SAFEKEEPING

   Common share certificates deposited for safekeeping in your account must be in the same registration as your Plan account. Dividends on all shares deposited for safekeeping will be reinvested.

   [ ] Please accept the enclosed certificate(s) for deposit to my account.

       Certificate number(s)                          Number of shares

       ____________________________                   __________________________

       ____________________________                   __________________________

       ____________________________                   __________________________

       Number of certificates:_____                   Total:_____

E. ACCOUNT AUTHORIZATION SIGNATURE/SUBSTITUTE FORM W-9/W-8 (REQUIRED)

[ ]  REQUEST FOR TAXPAYER IDENTIFICATION NUMBER                  [ ]  CERTIFICATE OF FOREIGN STATUS
     (Substitute Form W-9)                                            (Substitute Form W-8)

     I am a U.S. citizen or a resident alien. I certify,         I am an exempt citizen. I certify, under penalties of
     under penalties of perjury, that the Taxpayer               perjury, that I am not a U.S. citizen or resident alien
     Identification or Social Security number in Section C       (or I am filing for a foreign corporation, partnership,
     is correct (or I am waiting for a number to be issued       estate, or trust) and I am an exempt foreign person. I
     to me). Cross out the following if not true: I am not       have entered in Section C of this enrollment form the
     subject to backup withholding because: (a) I am             country where I reside permanently for income-tax
     exempt from backup withholding, or (b) I have not           purposes.
     been notified by the Internal Revenue Service that I
     am subject to backup withholding as a result of             [ ] FOR ORGANIZATIONS AND BUSINESS ENTITIES EXEMPT FROM
     failure to report all interest or dividends, or (c)             BACKUP WITHHOLDING
     the IRS has notified me that I am no longer subject
     to backup withholding.                                      I qualify for exemption and my account will not be
                                                                 subject to tax reporting and backup withholding.

THE SIGNATURE(S) BELOW INDICATE THAT I/WE HAVE READ THE RESOURCE ASSET INVESTMENT TRUST DIVIDEND REINVESTMENT PLAN'S PROSPECTUS AND AGREE TO THE TERMS OF THE PLAN AS DESCRIBED IN THE PROSPECTUS.

Signature of account owner(s)                                    Date:

________________________________________________________________________________

________________________________________________________________________________


                    QUESTIONS? Call toll-free 1-800-278-4353
               RETURN TO: American Stock Transfer & Trust Company
                           Attn: Dividend Reinvestment
                                 40 Wall Street
                               New York, NY 10005